Lenox Group Inc.

                            LIMITED POWER OF ATTORNEY
                      FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Louis A. Fantin and Robert O. Cohen, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1. prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments and/or successor forms thereto) with respect to the securities of Lenox Group Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges (including any private or public regulatory organization constituting or overseeing any automated quotation or other market-maker system) and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

2. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

3. perform any and all other acts, which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

1. this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

2. any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact in his or her discretion, deems necessary or desirable;

3. neither the Company nor either of such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act, or (iv) any direct, indirect, incidental or consequential costs of the undersigned resulting or arising out of any of the foregoing; and

4. this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might


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or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect with respect to each attorney-in-fact until revoked by the earlier to occur of (A) the termination of such attorney-in-fact's employment with the Company or any of the Company's subsidiaries or (B) the delivery by undersigned of a signed revocation writing delivered to such attorney-in-fact(s).

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of March 2006.


/s/ Lesa Chittenden Lim                         Lesa Chittenden Lim
-----------------------                         -------------------
Signature                                       Print Name

On this 9th day of March 2006 Lesa Chittenden Lim personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


Barbara A. Haley                        STATE OF: NJ
------------------                                -----
Notary Signature

                                        COUNTY OF: MERCER
                                                   --------

Barbara A. Haley
Notary Public of New Jersey
My Commission Expires May 13, 2007


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